                                                                     EXHIBIT 21

                          HILTON HOTELS CORPORATION

               SUBSIDIARIES, JOINT VENTURES AND AFFILIATES


                      A.  WHOLLY-OWNED SUBSIDIARIES

                                                          STATE OR COUNTRY
     NAME                                                 OF INCORPORATION
     ----                                                 ----------------
Atlantic City Country Club, Inc. (12)                     New Jersey
Bally Biloxi, Inc. (4) (11)                               Mississippi
Bally Data Systems, Inc. (4)                              Illinois
Bally Warwick, Inc. (12)                                  New Jersey
Bally's Casino Holdings, Inc. (13)                        Delaware
Bally's CHLV, Inc. (14)                                   Delaware
Bally's Grand Management Co., Inc. (14)                   Nevada
Bally's Intermediate Casino Holdings, Inc. (14)           Delaware
Bally's Intermediate Sub, Inc.                            Delaware
Bally's Louisiana, Inc. (11)                              Louisiana
Bally's Louisiana II, Inc. (4) (11)                       Louisiana
Bally's Manager, Inc. (11)                                Maryland
Bally's Maryland, Inc.                                    Maryland
Bally's Mexico, Inc. (4) (11)                             Delaware
Bally's Operator, Inc. (11)                               Delaware
Bally's Park Place Funding, Inc. (15)                     Delaware
Bally's Park Place, Inc. (14)                             Delaware
Bally's Park Place, Inc.(15)                              New Jersey
Bally's Park Place Realty Co. (12)                        New Jersey
Bally's Philadelphia, Inc. (11)                           Pennsylvania
Bally's Sub, Inc. (16)                                    Delaware
Bally's Tunica, Inc. (11)                                 Mississippi
Benco, Inc. (1)                                           Nevada
B.W. Realty Corp. (12)                                    New Jersey
Capital Hilton, L.L.C. (21)                               New York
Compass Computer Services, Inc.                           Delaware
Conrad International (Cairo) Corporation (5)              Nevada
Conrad International (Egypt) Corporation (2) (5)          Nevada
Conrad International (Indonesia) Corporation (2) (5)      Nevada
Conrad International (Spain) Corporation (2) (5)          Nevada
Conrad International (Thailand) Corporation (2) (5)       Nevada
Conrad International (Thailand) Limited (9)               Thailand
Conrad International Hotels Corporation (3)               Nevada
Conrad International Hotels Corporation - SA
 (Proprietary) Limited (9)                                South Africa
Conrad International Hotels (HK) Ltd. (5)                 Hong Kong
Conrad International Hotels Limited (2) (6)               Ireland
Conrad International Investment Corporation (3)           Nevada
Conrad International Investment (Jakarta)
 Corporation (9)                                          Nevada
Conrad International Management Services (Singapore)
 Pte Ltd (5)                                              Singapore
Conrad International Royalty Corporation (3)              Nevada

                                                          STATE OR COUNTRY
     NAME                                                 OF INCORPORATION
     ----                                                 ----------------
Destination Resorts, Inc.                                 Arizona
Flamingo Hilton Corporation (1)                           Nevada
Flamingo Hilton-Laughlin, Inc. (7)                        Nevada
Flamingo Hilton - Reno, Inc. (1)                          Nevada
Florida Locally Approved Gaming, Inc. (4) (18)            Florida
GNF, Corp. (17)                                           New Jersey
GNOC, Corp.                                               New Jersey
Grand Vacations Realty, Inc. (10)                         Delaware
Hapeville Investors, Inc.                                 Delaware
Hilton Chicago Corporation                                Nevada
Hilton D.C. Corporation                                   Nevada
Hilton Employee Relief Fund                               California
Hilton Equipment Corporation                              Delaware
Hilton Finance Corporation                                Nevada
Hilton Gaming Corporation                                 Nevada
Hilton Gaming (Switzerland County) Corporation (1)        Indiana
Hilton Grand Vacations Club, LLC (4)                      Nevada
Hilton Grand Vacations Company, LLC (4)                   Nevada
Hilton Grand Vacations Development Company-
 Las Vegas, LLC                                           Nevada
Hilton Grand Vacations Development Company-
 Orlando, LLC (4)                                         Nevada
Hilton Grand Vacations Exchange Company (20)              Delaware
Hilton Hawaii Corporation                                 Delaware
Hilton Holdings, Inc.                                     Nevada
Hilton Hotels Management, Inc. (19)                       Delaware
Hilton Hotels Partners I, Inc.                            Delaware
Hilton Hotels Partners II, Inc.                           Delaware
Hilton Hotels U.S.A., Inc.                                Delaware
Hilton Inns, Inc.                                         Delaware
Hilton Insurance Corporation                              Vermont
Hilton Kansas City Corporation (1)                        Missouri
Hilton New Jersey Corporation (1) (2)                     New Jersey
Hilton New Orleans Corporation (1)                        Louisiana
Hilton New York Corporation                               Nevada
Hilton Pennsylvania Hotel Corporation                     Delaware
Hilton Recreation, Inc.                                   Delaware
Hilton Resorts Corporation                                Delaware
Hilton San Diego Corporation                              California
Hilton San Francisco Corporation                          Nevada
Hilton Suites, Inc.                                       Delaware
Hilton Supersports, Inc. (1) (4)                          Nevada
Hilton Systems, Inc.                                      Nevada
Hilton Washington Corporation                             New York
HKC Advertising, Inc.  (8)                                Missouri
HKC Partners, Inc.  (1)                                   Missouri
HLT Corporation                                           Delaware
Hotels Statler Company, Inc.                              Delaware
Kenner Investors, Inc.                                    Delaware
Las Vegas Hilton Corporation (1)                          Nevada
Paris Casino Corp.                                        Nevada
Reno Hilton Resort Corporation (1)                        Nevada

                                                          STATE OR COUNTRY
     NAME                                                 OF INCORPORATION
     ----                                                 ----------------
Rye Hilton, L.L.C. (22)                                   New York
SKA Investments, L.L.C. (4)                               Delaware
The BAC 1-11 Corporation (1)                              Nevada
The Beverly Hilton Corporation (2)                        California
The Hotel Waldorf-Astoria Corporation (2)                 New York
The New Yorker Hotel Corporation (2)                      New York
The Palmer House Hilton Hotel Company (2)                 Illinois
Washington Hilton, L.L.C. (21)                            New York

_____________________________________________________________________________

(1) Indirect ownership. Wholly-owned by Hilton Gaming Corporation, which is wholly-owned by Hilton Hotels Corporation.

(2)  Nameholding company.

(3) Indirect ownership. Wholly-owned by Hilton Hotels U.S.A., Inc., which is wholly-owned by Hilton Hotels Corporation.

(4)  Inactive.

(5) Indirect ownership. Wholly-owned by Conrad International Hotels Corporation, which is wholly-owned by Hilton Hotels U.S.A., Inc., which is wholly-owned by Hilton Hotels Corporation.

(6) Indirect ownership. Wholly-owned by Conrad International Royalty Corporation, which is wholly-owned by Hilton Hotels U.S.A., Inc., which is wholly-owned by Hilton Hotels Corporation.

(7) Indirect ownership. Wholly-owned by Flamingo Hilton Corporation, which is wholly-owned by Hilton Gaming Corporation, which is wholly-owned by Hilton Hotels Corporation.

(8) Indirect ownership. Wholly-owned by Hilton Kansas City Corporation, which is wholly-owned by Hilton Gaming Corporation, which is wholly-owned by Hilton Hotels Corporation.

(9) Indirect ownership. Wholly-owned by Conrad International Investment Corporation, which is wholly-owned by Hilton Hotels U.S.A., Inc., which is wholly-owned by Hilton Hotels Corporation.

(10) This corporation is wholly-owned by Hilton Grand Vacations Company, a joint venture which is 50%-owned by Hilton Hotels Corporation and 50%-owned by Hilton Resorts Corporation, which is a wholly-owned subsidiary of Hilton Hotels Corporation.

(11) Indirect ownership. Wholly-owned by Bally's Intermediate Casino Holdings, Inc., which is wholly-owned by Bally's Casino Holdings, Inc., which is wholly-owned by Bally's Sub, Inc., which is wholly-owned by Bally's Intermediate Sub, Inc., which is wholly-owned by Hilton Hotels Corporation.

(12) Indirect ownership. Wholly-owned by Bally's Park Place, Inc. (a New Jersey corp.), which is wholly-owned by Bally's Park Place, Inc. (a Delaware corp.), which is wholly-owned by Bally's Casino Holdings, Inc., which is wholly-owned by Bally's Sub, Inc., which is wholly-owned by Bally's Intermediate Sub, Inc., which is wholly-owned by Hilton Hotels Corporation.

(13) Indirect ownership. Wholly-owned by Bally's Sub, Inc., which is wholly-owned by Bally's Intermediate Sub, Inc., which is wholly-owned by Hilton Hotels Corporation.

(14) Indirect ownership. Wholly-owned by Bally's Casino Holdings, Inc., which is wholly-owned by Bally's Sub, Inc., which is wholly-owned by Bally's Intermediate Sub, Inc., which is wholly-owned by Hilton Hotels Corporation.

(15) Indirect ownership. Wholly-owned by Bally's Park Place, Inc. (a Delaware corp.), which is wholly-owned by Bally's Casino Holdings, Inc., which is wholly-owned by Bally's Sub, Inc., which is wholly-owned by Bally's Intermediate Sub, Inc., which is wholly-owned by Hilton Hotels Corporation.

(16) Indirect ownership. Wholly-owned by Bally's Intermediate Sub, Inc., which is wholly-owned by Hilton Hotels Corporation.

(17) Indirect ownership. Wholly-owned by GNOC, Corp., which is wholly-owned by Hilton Hotels Corporation.

(18) This corporation was formed in 1994 to serve as a political action committee to promote the passage of pro-gaming legislation in Florida. Currently inactive, but cannot be dissolved until a lawsuit involving the corporation is settled.

(19) Prior to 4/4/97, this corporation was named Bally's Limited (Chicago), Inc. and was wholly-owned by Bally's Intermediate Casino Holdings, Inc.

(20) Wholly-owned by Hilton Grand Vacations Company, which is 50%-owned by Hilton Hotels Corporation and 50%-owned by Hilton Resorts Corporation, which is wholly-owned by Hilton Hotels Corporation.

(21) 50.05%-owned by Hilton Hotels Corporation, and 49.95%-owned by Hilton D.C. Corporation, which is wholly-owned by Hilton Hotels Corporation.

(22) 50.05%-owned by Hilton Hotels Corporation, and 49.95%-owned by Hilton New York Corporation, which is wholly-owned by Hilton Hotels Corporation.

                      B.  PARTIALLY-OWNED SUBSIDIARIES

                                          %                   STATE OR COUNTRY
        NAME                              OWNERSHIP           OF INCORPORATION
        ----                              ---------           ----------------
Bally's Casino Management, Inc. (13)      See (13) below.     Nevada

Bally's Grand, Inc. (14)                  84.738              Delaware

Bally's Grand Laundry Corporation (15)    See (15) below.     Nevada

Bally's Grand Property Sub I,
 Inc.  (4) (15)                           See (15) below.     Nevada

Bally's Grand Property Sub II,
 Inc. (15)                                See (15) below.     Nevada

Baluma Cambio S.A. (18)                   See (18) below.     Uruguay

Baluma Holdings S.A. (1)                  43                  The Bahamas

Baluma Ltda. (18)                         See (18) below.     Brazil

Baluma S.A. (2)                           See (2) below.      Uruguay

Belle of Orleans, L.L.C. (17)             49.9                Louisiana

Earlsfort Centre Hotel Proprietors
Limited(3)                                14.7                Ireland

Grand Reservation Services, Inc. (15)     See (15) below.     Nevada

Grand Resorts, Inc. (15)                  See (15) below.     Nevada

Hilton HHonors Worldwide, L.L.C. (16)     50                  Delaware

Hilton Marketing Worldwide, L.L.C. (16)   50                  Delaware

Hilton Reservations Worldwide,
 L.L.C. (16)                              50                  Delaware

Indiana Ventures LLC (5)                  48.5                Nevada

International Company for
  Touristic Investments, S.A.E. (6)       10                  Egypt

Johnnic Casino Holdings Limited (20)      24.5                South Africa

Jupiters Limited (7)                      See (7) below.      Australia

Jupiters Management Limited (4) (8)       66.6                Australia

MeriTex, LLC (21)                         50                  Delaware

MGM Grand-Bally's Monorail
Limited Liability Co. (22)                50                  Nevada

                                          %                   STATE OR COUNTRY
        NAME                              OWNERSHIP           OF INCORPORATION
        ----                              ---------           ----------------
On Command Corporation                    8.5                 Delaware

Pinnacle Gaming Development
 Corp.  (9)                               48.5                Colorado

P.T. Jakarta International Artha (19)     10                  Indonesia

Switzerland County Development
 Corp. (10)                               48.5                Nevada

Windsor Casino Financial Limited (11)     50                  Ontario, Canada

Windsor Casino Limited (11)               50                  Ontario, Canada

Windsor Casino Supplies Limited (11)      50                  Ontario, Canada

Yeditepe Beynelmilel Otelcilik            25                  Turkey
Turizm Ve Ticaret, A.S.
(Seven Hills International Hotel,
Tourism and Trade, A.S.)  (12)

_______________________________________________________________________________

(1) This corporation is 43%-owned by Conrad International Investment Corporation, which is a wholly-owned subsidiary of Hilton Hotels U.S.A., Inc., which is a wholly-owned subsidiary of Hilton Hotels Corporation.

(2) This corporation is 99.9%-owned by Baluma Holdings S.A., a Bahamas corporation [see (1) above.] The remaining .1% is owned by Conrad International Hotels Corporation, which is a wholly-owned subsidiary of Hilton Hotels U.S.A., Inc., which is a wholly-owned subsidiary of Hilton Hotels Corporation.

(3) This corporation is 14.7%-owned by Conrad International Investment Corporation, which is a wholly-owned subsidiary of Hilton Hotels U.S.A., Inc., which is a wholly-owned subsidiary of Hilton Hotels Corporation.

(4)  Inactive corporation.

(5) This limited-liability company is 48.5%-owned by Hilton Gaming (Switzerland County) Corporation, which is a wholly-owned subsidiary of Hilton Gaming Corporation, which is a wholly-owned subsidiary of Hilton Hotels Corporation.

(6) This corporation is 10%-owned by Conrad International Investment Corporation, which is a wholly-owned subsidiary of Hilton Hotels U.S.A., Inc., which is a wholly-owned subsidiary of Hilton Hotels Corporation.

(7) This corporation is 19.91%-owned by Conrad International Investment Corporation ("CIIC"), which is a wholly-owned subsidiary of Hilton Hotels U.S.A., Inc., which is a wholly-owned subsidiary of Hilton Hotels Corporation.

(8) This corporation is 66.6%-owned by Conrad International Investment Corporation, which is a wholly-owned subsidiary of Hilton Hotels U.S.A., Inc., which is a wholly-owned subsidiary of Hilton Hotels Corporation.

(9) This corporation is a wholly-owned subsidiary of Switzerland County Development Corp., which is a wholly-owned subsidiary of Indiana Ventures LLC, which is 48.5%-owned by Hilton Gaming (Switzerland County) Corporation, which is a wholly-owned subsidiary of Hilton Gaming Corporation, which is a wholly-owned subsidiary of Hilton Hotels Corporation.

(10) Formerly named Conrad (New Zealand) Corporation. This corporation is a wholly-owned subsidiary of Indiana Ventures LLC, which is 48.5%-owned by Hilton Gaming (Switzerland County) Corporation, which is a wholly-owned subsidiary of Hilton Gaming Corporation, which is a wholly-owned subsidiary of Hilton Hotels Corporation.

(11) This corporation is 50%-owned by Conrad International Investment Corporation, which is a wholly-owned subsidiary of Hilton Hotels U.S.A., Inc., which is a wholly-owned subsidiary of Hilton Hotels Corporation.

(12) This corporation is 25%-owned by Conrad International Investment Corporation, which is a wholly-owned subsidiary of Hilton Hotels U.S.A., Inc., which is a wholly-owned subsidiary of Hilton Hotels Corporation.

(13)  Wholly-owned by Bally's Grand Property Sub I, Inc., which is wholly-owned
      by Bally's Grand, Inc.,   which is 84.738%-owned by Bally's CHLV, Inc.,
      which is wholly-owned by Bally's Casino Holdings, Inc., which is wholly-owned by Bally's Sub, Inc., which is wholly-owned by Bally's Intermediate Sub, Inc., which is wholly-owned by Hilton Hotels Corporation.

(14) 84.738%-owned by Bally's CHLV, Inc., which is wholly-owned by Bally's Casino Holdings, Inc., which is wholly-owned by Bally's Sub, Inc., which is wholly-owned by Bally's Intermediate Sub, Inc., which is wholly-owned by Hilton Hotels Corporation. The remainder of the Corporation's shares are publicly held, primarily by large institutional investors. Such publicly held shares are traded on the NASDAQ stock exchange.

(15) Wholly-owned by Bally's Grand, Inc., which is 84.738%-owned by Bally's CHLV, Inc., which is wholly-owned by Bally's Casino Holdings, Inc., which is wholly-owned by Bally's Sub, Inc., which is wholly-owned by Bally's Intermediate Sub, Inc., which is wholly-owned by Hilton Hotels Corporation.

(16)  The remaining ownership interest is held by Hilton International Co.

(17)  49.9%-owned by Bally's Louisiana, Inc.

(18)  A wholly-owned subsidiary of Baluma S.A.

(19) This corporation is a wholly-owned subsidiary of Conrad International Investment Corporation, which is wholly-owned by Hilton Hotels U.S.A., Inc., which is wholly-owned by Hilton Hotels Corporation.

(20) Hilton's ownership interest is held by Conrad International Hotels Corporation - SA (Proprietary) Limited, which is wholly-owned by Conrad International Investment Corporation, which is wholly- owned by Hilton Hotels U.S.A., Inc., which is wholly-owned by Hilton Hotels Corporation.

(21)  The remaining ownership interest is held by Pertl and Oberlander, Inc.

(22) 50%-owned by Bally's Grand, Inc., which is 84.738%-owned by Bally's CHLV, Inc., which is wholly-owned by Bally's Casino Holdings, Inc., which is wholly-owned by Bally's Sub, Inc., which is wholly-owned by Bally's Intermediate Sub, Inc., which is wholly-owned by Hilton Hotels Corporation.

                              C.  JOINT VENTURES

                                          %                   STATE OR COUNTRY
        NAME                              OWNERSHIP           OF INCORPORATION
        ----                              ---------           ----------------
Avenue Louise Hotel Partners S.N.C. (2)   100                 Belgium

Bally's Olympia Limited Partnership (16)  100                 Delaware

Chicago Hilton Joint Venture  (21)        100                 Illinois

Destination Resort Affiliates (9)         50                  Arizona

Flamingo Hilton Riverboat Casino,
 L.P. (10)                                100                 Missouri

Global Resort Partners (20)               13.34               Hawaii

Grand Vacations Realty, Limited(17)       100                 Florida

Grand Vacations Title, Limited  (17)      100                 Florida

Hapeville Hotel Limited
 Partnership (11)                         100                 Delaware

Hilton Grand Vacations Club (19)          100                 Florida

Hilton Grand Vacations Company (3)        100                 Nevada

Hilton Grand Vacations
Development Company - Las Vegas (3)       100                 Nevada

Hilton Grand Vacations
Development Company - Orlando (3)         100                 Florida

Hilton Hawaiian Village Joint
 Venture (1)                              50                  Hawaii

International Rivercenter Partnership     67.4                Louisiana

Kenner Hotel Limited Partnership (12)     100                 Delaware

Logan Hilton Joint Venture (5)            100                 Massachusetts

McLean Hotel Associates, Ltd. (18)        100                 Virginia

New Orleans International Hotel(13)       26.33               Louisiana

New Orleans Rivercenter (14)              38.75               Louisiana

New York Hilton Joint Venture (1)         99.5                New York

Oakbrook Hilton Suites Joint Venture      50                  Illinois

Queen of New Orleans at the               50                  Louisiana
Hilton Joint Venture (6)

                                          %                   STATE OR COUNTRY
        NAME                              OWNERSHIP           OF INCORPORATION
        ----                              ---------           ----------------
San Francisco Hilton, L.P. (22)           100                 California

Tarrytown Hilton Joint Venture (7)        100                 New York

Valencia Hotel Joint Venture (8)          25                  California

_______________________________________________________________________________

(1) The remaining ownership interest is held by The Prudential Insurance Company of America.

(2) 50% of this partnership is held by Conrad International Hotels Corporation. The remaining 50% is held by Conrad International Investment Corporation. Both partners are wholly-owned subsidiaries of Hilton Hotels U.S.A., Inc., which is wholly-owned by Hilton Hotels Corporation. Prior to January 1, 1994, this partnership was a Belgium corporation [CONRAD INTERNATIONAL (BRUSSELS) SA/NV]. From January 1994 through May 1996, the partnership was named CONRAD INTERNATIONAL (BRUSSELS) S.N.C.

(3) 50% of this joint venture is held by Hilton Hotels Corporation. The remaining 50% is held by Hilton Resorts Corporation, which is wholly-owned by Hilton Hotels Corporation.

(4)  Inactive.

(5) 35% of this joint venture is held by Hilton Hotels Corporation. The remaining 65% is held by Hilton Systems, Inc., which is wholly-owned by Hilton Hotels Corporation.

(6) 50%-owned by Hilton New Orleans Corporation, which is wholly-owned by Hilton Gaming Corporation, which is wholly-owned by Hilton Hotels Corporation.

(7) 50% of this joint venture is held by Hilton Hotels Corporation. The remaining 50% is held by Hilton Systems, Inc., which is wholly-owned by Hilton Hotels Corporation.

(8) 25%-owned by Hilton Inns, Inc., which is wholly-owned by Hilton Hotels Corporation.

(9) 50% of this joint venture is held by Destination Resorts, Inc., which is wholly-owned by Hilton Hotels Corporation.

(10) 90% of this partnership is held by Hilton Kansas City Corporation, which is wholly-owned by Hilton Gaming Corporation, which is wholly-owned by Hilton Hotels Corporation. The remaining 10% is held by HKC Partners, Inc., which is wholly-owned by Hilton Gaming Corporation, which is wholly-owned by Hilton Hotels Corporation.

(11) 1%-owned by Hilton Hotels Partners II, Inc. (the general partner), and 99%-owned by Hapeville Investors, Inc. (the limited partner.) Both the general and limited partners are wholly-owned by Hilton Hotels Corporation.

(12) 1%-owned by Hilton Hotels Partners I, Inc. (the general partner), and 99%- owned by Kenner Investors, Inc. (the limited partner.) Both the general and limited partners are wholly-owned by Hilton Hotels Corporation.

(13) This Louisiana partnership holds a 22.5% ownership interest in New Orleans Rivercenter, another Louisiana partnership [see (14) below].

(14) Owns the parking lot at the New Orleans Hilton Riverside.

(15) 50%-owned by Bally Indiana, Inc. and 1%-owned by Bally's Casino Indiana,
     Inc.

(16) 11%-owned by Hilton Hotels Corporation, 88%-owned by Bally's Tunica, Inc. and 1%-owned by Bally's Operator, Inc.

(17) 99%-owned by Hilton Grand Vacations Company, and 1%-owned by Grand Vacations Realty, Inc.

(18) 7.5%-owned by Hilton Hotels Corporation, and 92.5%-owned by Kenner Investors, Inc., which is wholly-owned by Hilton Hotels Corporation.

(19) 99%-owned by Hilton Grand Vacations Company, and 1%-owned by Hilton Grand Vacations Exchange Company.

(20) 13.34%-owned by Hilton Recreation, Inc., which is wholly-owned by HHC.

(21) 40.24%-owned by Hilton Hotels Corporation, and 59.76%-owned by Hilton Chicago Corporation, which is wholly-owned by Hilton Hotels Corporation.

(22) 50.25%-owned by Hilton Hotels Corporation, and 49.75%-owned by Hilton San Francisco Corporation, which is wholly-owned by Hilton Hotels Corporation.

                               D.  AFFILIATES

1. The following are special purpose corporations formed in connection with the operation of beverage service at particular hotels. Hilton Hotels Corporation does not directly or indirectly own any of the shares of these corporations.

                                                 STATE OF
     NAME OF CORPORATION                         INCORPORATION
     -------------------                         -------------
Hilton Beverage Corporation                       Louisiana
New Orleans Hilton Beverage Corporation           Louisiana

2. The following nonprofit corporation serves as the owner of the health club at the Washington Hilton & Towers. It is owned by the members of that hotel's health club. Hilton Hotels Corporation does not have any direct or indirect ownership interest in this corporation.


                                                 STATE OF
     NAME OF CORPORATION                         INCORPORATION
     -------------------                         -------------
Washington Hilton Racquet Club                         District of Columbia